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Exhibit 5.1

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103

July 18, 2002

Mothers Work, Inc.
456 North Fifth Street
Philadelphia, PA 19123

Re:	Registration Statement on Form S-3 (Registration No. 333-90110)

Ladies and Gentlemen:

        We have acted as special counsel to Mothers Work, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a public offering (the "Offering") of up to 1,100,000 shares (the "Primary Shares") of the Company's common stock, $.01 par value (the "Common Stock"), to be offered by the Company and certain selling stockholders (the "Selling Stockholders"), together with the offering of up to 165,000 additional shares of Common Stock (the "Over-Allotment Shares" and, together with the Primary Shares, the "Shares") to cover over-allotments, if any. Of the 1,100,000 Primary Shares, 100,000 shares are to be offered by the Selling Stockholders. Of such 100,000 shares, 44,000 shares are issuable upon the exercise of stock options (the "Stock Options").

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 originally filed under the Act with the Securities and Exchange Commission (the "Commission") on June 10, 2002 and Amendment No. 1 thereto filed on July 18, 2002 ("Amendment No. 1") (as so amended, the "Registration Statement"); (ii) the form of underwriting agreement, to be filed in an amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference (the "Underwriting Agreement"), to be entered into by and among the Company, the Selling Stockholders and Credit Suisse First Boston Corporation, Legg Mason Wood Walker Incorporated, Investec Inc. and Commerce Capital Investments, Inc.; (iii) the Company's Amended and Restated Certificate of Incorporation and By-Laws, as in effect on the date hereof; (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the offer and sale of the Shares; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Mothers Work, Inc.
July 18, 2002

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Selling Stockholders and others.

        We express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing, we are of the opinion that:

          1. When (i) the Board of Directors or the Pricing Committee of the Board of Directors of the Company authorizes the price per Share, (ii) the duly appointed officers of the Company execute and deliver the Underwriting Agreement and (iii) the Shares being offered and sold by the Company are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

          2. The Shares that are currently outstanding that are being offered and sold by the Selling Stockholders are duly authorized, validly issued, fully paid and nonassessable. Upon the exercise of the Stock Options in accordance with their terms, the Shares to be issued upon the exercise of the Stock Options will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations promulgated thereunder.

        This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

Very truly yours,
/s/ PEPPER HAMILTON LLP
PEPPER HAMILTON LLP

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  Exhibit 5.1